U.S. SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549

                                         FORM 8-K


                                       CURRENT REPORT

                                    Date of Report
                             (Date of earliest event reported):


                                        January 18, 2002

                                         Toys "R" Us, Inc.
                                        -----------------
                      (Exact name of registrant as specified in its Charter)



       Delaware                           1-11609               22-3260693
       (State or other jurisdiction       (Commission          (IRS Employer
         of incorporation)                 File Number)     Identification No.)


       461 From Road, Paramus, New Jersey                           07652
      (Address of principal executive offices)                   (Zip Code)


       Registrant's telephone number, including area code: (201) 262-7800

Item 9.     Regulation FD Disclosure

This report relates to certain announcements made by the Registrant in the following Press Release, dated January 18, 2002:


FOR IMMEDIATE RELEASE               Contact:          Louis Lipschitz
---------------------
                                                      CFO - Toys "R" Us, Inc.
                                                      201/802-5548

                                                      Ursula H. Moran
                                                      Investor Relations
                                                      201/802-5444

                                                      Rebecca A. Caruso
                                                      Media Relations
                                                      201/599-8090



                  TOYS "R" US, INC. EXTENDS EXCHANGE OFFER

         Paramus, NJ, January 18, 2002 - Toys "R" Us, Inc. (NYSE: TOY), today announced that the expiration date of its offer to exchange all of its outstanding 7.625% Notes due 2011 for its registered 7.625% Notes due 2011 has been extended to 5 p.m., east coast time, on January 23, 2002.

To date, Toys "R" Us has received tenders of Notes from holders of approximately 99.5% of the outstanding principal amount of the 7.625% Notes due 2011 pursuant to its Exchange Offer and the related Letter of Transmittal and Notice of Guaranteed Delivery.

The Bank of New York is the exchange agent for the Exchange Offer, and also acts as trustee.

Toys "R" Us, the world's leading resource for kids, families and fun, currently operates 1,607 stores: 703 toy stores in the United States; 509 international toy stores, including franchise stores; 184 Kids "R" Us children's clothing stores; 162 Babies "R" Us stores; and 49 Imaginarium stores. Toysrus.com sells merchandise through its Internet sites at www.toysrus.com, www.babiesrus.com and www.imaginarium.com.

                                     # # #

                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 18, 2002



                                          By:  /s/ Louis Lipschitz



                                          Name:    Louis Lipschitz
                                         Title:   Executive Vice President and
                                                  Chief Financial Officer